EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Post-Effective Amendment No. 1 to Form S-3 Registration Statement (Form S-3, No. 333-185991) dated February 9, 2015,
(2)	Registration Statement (Form S-3, No. 333-194538) dated March 27, 2014,
(3)	Registration Statement (Form S-3, No. 333-191873) dated October 24, 2013,
(4)	Registration Statement (Form S-8, No. 333-189406) dated June 18, 2013 pertaining to the Athersys, Inc. Long-Term Incentive Plan,
(5)	Registration Statement (Form S-3, No. 333-185991) dated January 22, 2013,
(6)	Registration Statement (Form S-3, No. 333-180411) dated March 28, 2012,
(7)	Registration Statement (Form S-8, No. 333-175023) dated June 20, 2011 pertaining to the Athersys, Inc. Long-Term Incentive Plan,
(8)	Registration Statement (Form S-8, No. 333-147379) dated November 14, 2007 pertaining to the Athersys, Inc. Equity Incentive Compensation Plan,
(9)	Registration Statement (Form S-8, No. 333-147380) dated November 14, 2007 pertaining to the Athersys, Inc. Long-Term Incentive Plan, and
(10)	Registration Statement (Form S-3/A, No. 333-144433) dated October 10, 2007;

of our reports dated March 12, 2015, with respect to the consolidated financial statements and schedule of Athersys, Inc. and the effectiveness of internal control over financial reporting of Athersys, Inc. included in this Annual Report (Form 10-K) of Athersys, Inc. for the year ended December 31, 2014.

/s/ ERNST & YOUNG LLP

Cleveland, Ohio

March 12, 2015